                               EXHIBIT 11.1


       VISTA MEDICAL TECHNOLOGIES, INC. Statement Regarding Computation
                              of Per Share Data



                                                Three Months Ended September 30,   Nine Months Ended September 30,
                                                --------------------------------   -------------------------------
                                                      1998             1997             1998              1997
                                                --------------     ------------    ------------    --------------
Net loss........................................ $ 3,386,205        $ 4,765,972     $13,167,614      $11,992,800

Weighted average common shares outstanding......  13,342,758         12,953,565      13,283,583        4,557,660

Assumed conversion of convertible preferred.....       --                 --              --               --
                                                 -----------        -----------     -----------      -----------

Shares used in basic per share computations ....  13,342,758         12,953,565      13,283,583        4,557,660
                                                 -----------        -----------     -----------      -----------
                                                 -----------        -----------     -----------      -----------

Net loss per share - basic...................... $     (0.25)       $     (0.37)    $     (0.99)           (2.63)
                                                 -----------        -----------     -----------      -----------
                                                 -----------        -----------     -----------      -----------

Net effect of dilutive common share equivalents
   based on the treasury stock method...........       --                --              --                --
                                                 -----------        -----------     -----------      -----------
Shares used in diluted per share computations...  13,342,758         12,953,565      13,283,583        4,557,660
                                                 -----------        -----------     -----------      -----------
                                                 -----------        -----------     -----------      -----------

Net loss per share - diluted.................... $     (0.25)       $     (0.37)    $     (0.99)     $     (2.63)
                                                 -----------        -----------     -----------      -----------
                                                 -----------        -----------     -----------      -----------


                               See accompanying notes